Exhibit 4.1(f)

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 21, 2012 (this “Amendment No. 1”), is by and among Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, as administrative agent pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, in such capacity, “Administrative Agent”) and as issuer of letters of credit pursuant to the Credit Agreement (in such capacity, together with its successors and assigns, “L/C Issuer”), the parties to the Credit Agreement as lenders (individually, each a “Revolving Credit Lender” and collectively, “Revolving Credit Lenders”), Masonite International Corporation, a British Columbia corporation (the “Canadian Borrower” or the “Parent Borrower”), Masonite Corporation, a Delaware corporation (the “Lead U.S. Borrower”), Masonite Primeboard, Inc., a North Dakota corporation (“Primeboard”), Florida Made Door Co., a Florida corporation (“Florida Made” and, together with Lead U.S. Borrower, Primeboard and Canadian Borrower, collectively “Borrowers” and individually each a “Borrower”), and Les Portes Baillargeon Inc., a corporation organized under the laws of Canada (the “Canadian Guarantor”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, L/C Issuer, Revolving Credit Lenders, Borrowers and Canadian Guarantor are parties to financing arrangements pursuant to which Revolving Credit Lenders may make loans and one or more L/C Issuers may issue letters of credit to Borrowers as set forth in the Credit Agreement dated as of May 17, 2011, by and among Administrative Agent, Revolving Credit Lenders, Borrowers, Canadian Guarantor, Wells Fargo Bank, as L/C Issuer, Bank of America, N.A., as Syndication Agent, Royal Bank of Canada and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Wells Fargo Capital Finance, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Lead Bookrunners (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Masonite Inc., a British Colombia corporation, was amalgamated with the Parent Borrower;

WHEREAS, the Canadian Guarantor became a Loan Party pursuant to the Loan Party Accession Agreement, dated as of May 23, 2012, between the Canadian Guarantor and Administrative Agent;

WHEREAS, Borrowers have requested that Administrative Agent, L/C Issuer and Revolving Credit Lenders agree to certain amendments to the Credit Agreement, and Administrative Agent, L/C Issuer and Required Revolving Lenders are willing to so agree, subject to the terms and conditions set forth herein, to make such amendments, on the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 1, Administrative Agent, L/C Issuer, Required Revolving Lenders, Borrowers and Canadian Guarantor intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definition. Section 1.01 of the Credit Agreement is hereby amended to include each of the following definitions:

(i) “Amendment No. 1” means Amendment No. 1 to Credit Agreement by and among Borrowers, Canadian Guarantor, Administrative Agent, L/C Issuer and Required Revolving Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(ii) “Amendment No. 1 Effective Date” means the date on which each of the conditions precedent to the effectiveness of Amendment No. 1 have been satisfied.

(iii) “Approved Foreign Currency” means, with respect to any Letter of Credit issued by an L/C Issuer, any currency (other than Dollars or Canadian Dollars) approved by such L/C Issuer in which such Letter of Credit is denominated.

(iv) “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article One, rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such regulation is in effect on the date hereof.

(b) Amendments to Definitions.

(i) Availability Reserves. The definition of “Availability Reserves” in Section 1.01 of the Credit Agreement is hereby amended by (A) deleting the phrase “and (ix) such additional reserves” and replacing it with “(ix) a reserve established in the Credit Judgment of Administrative Agent to reflect fluctuations in the exchange rate of any Approved Foreign Currency into Dollars or Canadian Dollars with respect to U.S. L/C Obligations or Canadian L/C Obligations denominated in such Approved Foreign Currency and (x) such additional reserves” and (b) deleting the phrase ‘pursuant to clause (ix) above and replacing it with “pursuant to clause (x) above.”

(ii) Canadian Borrowing Base. The definition of “Canadian Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately prior to the phrase “or the Canadian Collateral” the following phrase: “, the Canadian Finance Obligations”.

(iii) Canadian Cash Management Bank. The definition of “Canadian Cash Management Bank” in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately prior to the period appearing at the end of such definition the following phrase: “or a Foreign Subsidiary of a Loan Party”.

(iv) Canadian Finance Obligations. The definition of “Canadian Finance Obligations in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “of a Canadian Loan Party” from clause (ii) thereof.

(v) Canadian L/C Issuer. The definition of “Canadian L/C Issuer” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Canadian L/C Issuer” means (i) Toronto Dominion Bank in its capacity as issuer of Canadian Letters of Credit hereunder, and its successor issuer or successors in such capacity, (ii) each Canadian Revolving Credit Lender listed in Schedule 2.03 hereto as the issuer of an Existing Letter of Credit; (iii) Bank of America, N.A. or any of its Affiliates, (iv) Wells Fargo bank or any of its any Affiliates and (v) any other Revolving Credit Lender which the Borrower Representative shall have designated as a “Canadian L/C Issuer” by prior written notice to the Administrative Agent. Each reference herein to Toronto Dominion Bank solely in it capacity as Canadian L/C Issuer, shall be deemed to be the collective reference to Toronto Dominion Bank and Wells Fargo Bank.

(vi) Canadian Letter of Credit. The definition of “Canadian Letter of Credit” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Canadian Letter of Credit means any standby letter of credit, commercial letter of credit or foreign guaranty (or with the consent of Administrative Agent, any similar instrument) issued under the Canadian Revolving Credit Facility.”

(vii) Canadian Secured Cash Management Agreement. The definition of “Canadian Secured Cash Management Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Canadian Secured Cash Management Agreement” means any Secured Cash Management Agreement that is entered into by and between any Canadian Loan Party or any Foreign Subsidiary of a Loan Party and any Canadian Cash Management Bank.

(viii) Canadian Secured Hedge Agreement. The definition of “Canadian Secured Hedge Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Canadian Secured Hedge Agreement” means any Secured Hedge Agreement that is entered into by and between any Canadian Loan Party or any Foreign Subsidiary of a Loan Party and any Canadian Hedge Bank.

(ix) Cash Management Agreement. The definition of “Cash Management Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Cash Management Agreement” means any agreement to provide (a) cash management services (other than Letters of Credit or Swap Contracts), including treasury, depository, controlled disbursement, lockbox, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transfer, wire transfer, e-payable services, information reporting, stop payment services, and other cash management arrangements, and (b) other banking products or services (other than Letters of Credit or Swap Contracts), including purchase cards or stored value cards.

(x) Cash Management Reserve. The definition of “Cash Management Reserve” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Cash Management Reserve” means, on any date of determination, the aggregate amount of reserves established by the Administrative Agent from time to time in its Credit Judgment against the U.S. Borrowing Base or the Canadian Borrowing Base in respect of Cash Management Obligations, which shall not exceed the sum of the Dollar Equivalent of all Cash Management Obligations as reported to the Administrative Agent by each Cash Management Bank.

(xi) Equivalent Amount. The definition of “Equivalent Amount” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Equivalent Amount” means, at any time with respect to any other currency, the amount of Dollars or Canadian Dollars, as applicable, into which an amount of such other currency may be converted, in either case as determined by the Administrative Agent at such time on the basis of the Spot Rate in accordance with Section 1.07.

(xii) Finance Obligations. The definition of “Finance Obligations” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations permitted hereunder then owing under any Secured Hedge Agreement to any Hedge Bank and (iii) all Cash Management Obligations then owing under any Secured Cash Management Agreement to a Cash Management Bank.

(xiii) Secured Cash Management Agreement. The definition of “Secured Cash Management Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or a Subsidiary of Loan Party and any Cash Management Bank.

(xiv) Secured Hedge Agreement. The definition of “Secured Hedge Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party or a Subsidiary of a Loan Party and any Hedge Bank, a copy of which has been delivered to the Administrative Agent pursuant to a written notice executed by the Borrower Representative (on behalf of such Loan Party or Subsidiary) and such Hedge Bank which notifies the Administrative Agent that such Swap Contract constitutes a Secured Hedge Agreement.

(xv) U.S. Borrowing Base. The definition of “U.S. Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“U.S. Borrowing Base” means, on any date of determination, an amount equal to the Loan Value of the Eligible Collateral of the U.S. Borrowers less the Availability Reserve to the extent attributable to the U.S. Loan Parties, the U.S. Finance Obligations or the U.S. Collateral in the Administrative Agent’s Credit Judgment on such date.

(xvi) U.S. Cash Management Bank. The definition of “U.S. Cash Management Bank” in Section 1.01 of the Credit Agreement is hereby amended by adding the following immediately before the period appearing at the end of such definition: “or a Subsidiary of a Loan Party”.

(xvii) U.S. Finance Obligations. The definition of “U.S. Finance Obligations” in Section 1.01 of the Credit Agreement is hereby amended by deleting “of a U.S. Loan Party” from clause (ii) thereof.

(xviii) U.S. Letter of Credit. The definition of “U.S. Letter of Credit” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“U.S. Letter of Credit means any standby letter of credit, commercial letter of credit or foreign guaranty (or with the consent of Administrative Agent, any similar instrument) issued under the U.S. Revolving Credit Facility.”

(xix) U.S. L/C Issuer. The definition of “U.S. L/C Issuer” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“U.S. L/C Issuer” means (i) Wells Fargo Bank in its capacity as issuer of U.S. Letters of Credit hereunder, and its successor issuer or successors in such capacity, (ii) each U.S. Revolving Credit Lender listed in Schedule 2.03 hereto as the issuer of an Existing Letter of Credit; (iii) Bank of America, N.A. or any of its Affiliates, (iv) any Affiliate of Wells Fargo Bank and (v) any other Revolving Credit Lender which the Borrower Representative shall have designated as a “ U.S. L/C Issuer” by prior written notice to the Administrative Agent.

(xx) U.S. Secured Cash Management Agreement. The definition of “U.S. Secured Cash Management Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “any U.S. Loan Party” and replacing it with “any U.S. Loan Party or any Subsidiary of a Loan Party”.

(xxi) U.S. Secured Hedge Agreement. The definition of “U.S. Secured Hedge Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “any U.S. Loan Party” and replacing it with “any U.S. Loan Party or any Subsidiary of a Loan Party”.

(c) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.

2. Amendments to Credit Agreement.

(a) Currency Equivalents. Section 1.07 of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“Section 1.07. Currency Equivalents Generally. Any amount specified in this Agreement or any of the other Loan Documents to be in Dollars or Canadian Dollars (as the case may be) shall also include the equivalent of such amount in any currency other than Dollars or Canadian Dollars (as the case may be), such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars or Canadian Dollars (as the case may be). For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent and reasonably acceptable to the Borrowers if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.”

(b) Letters of Credit.

(i) Section 2.03(a)(i) of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“(i) Subject to the terms and conditions set forth herein, (A) each U.S. L/C Issuer, in reliance upon the agreements of the U.S. Revolving Credit Lenders set forth in this Section 2.03, (1) agrees (with respect to the U.S. Borrowers and their U.S. Subsidiaries) and may (with respect to Foreign Subsidiaries) from time to time on any business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit for the account of the U.S. Borrowers or (subject to Section 2.03(1)) any of their U.S. Subsidiaries or Foreign Subsidiaries, and to amend or extend U.S. Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) agrees to honor drawings under the U.S. Letters of Credit; and (B) the U.S. Revolving Credit Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the U.S. Borrowers or their U.S. Subsidiaries or Foreign Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any U.S. Letter of Credit, (v) the Total Revolving Credit Outstandings shall not exceed the lesser of (I) the Revolving Credit Facility and (II) the Total Borrowing Base at such time, (w) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Adjusted Percentage of the Outstanding Amount of all U.S. L/C Obligations and U.S. Swingline Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, (x) the Total U.S. Revolving Credit Outstandings shall not exceed the lesser of (I) the U.S. Revolving Credit Facility and (II) the U.S. Borrowing Base, (y) the Dollar Equivalent of the Outstanding Amount of the U.S. L/C Obligations shall not exceed the U.S. Letter of Credit Sublimit and (z) the Outstanding Amount of the U.S. L/C Obligations plus the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Total Letter of Credit Sublimit; and, provided, further, that no U.S. Letter of Credit may be issued, amended or extended in a currency other than Dollars or, subject to the approval of the applicable U.S. L/C Issuer, any Approved Foreign Currency. Each request by the Borrower Representative on behalf of a U.S. Borrower for the issuance or amendment of a U.S. Letter of Credit shall specify if such U.S. Letter of Credit is proposed to be issued for the account of any of the U.S. Subsidiaries or Foreign Subsidiaries of the U.S. Borrowers and, if so, shall list the names of such Subsidiaries, and shall be deemed to be a representation by the Borrower Representative that the U.S. L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrowers’ ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the U.S. Borrowers may, during the foregoing period, obtain U.S. Letters of Credit to replace U.S. Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.”

(ii) Section 2.03(a)(ii) of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“(ii) Subject to the terms and conditions set forth herein, (A) each Canadian L/C Issuer, in reliance upon the agreements of the Canadian Revolving Credit Lenders set forth in this Section 2.03, (1) agrees (with respect to the Parent Borrower and its Canadian Subsidiaries) and may (with respect to its other Foreign Subsidiaries) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the account of the Parent Borrower or (subject to Section 2.03(1)) any of its Foreign Subsidiaries, and to amend or extend Canadian Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) agrees to honor drawings under the Canadian Letters of Credit; and (B) the Canadian Revolving Credit Lenders severally agree to participate in Canadian Letters of Credit issued for the account of the Parent Borrower or any of its Foreign Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Canadian Letter of Credit, (v) the Total Revolving Credit Outstandings shall not exceed the lesser of (I) the Revolving Credit

Facility and (II) the Total Borrowing Base at such time, (w) the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender, plus such Canadian Revolving Credit Lender’s Applicable Adjusted Percentage of the Outstanding Amount of all Canadian L/C Obligations and Canadian Swingline Loans shall not exceed such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment, (x) the Total Canadian Revolving Credit Outstandings shall not exceed the lesser of (I) the Canadian Revolving Credit Facility and (II) the Canadian Borrowing Base, (y) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian Letter of Credit Sublimit and (z) the Outstanding Amount of the U.S. L/C Obligations plus the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Total Letter of Credit Sublimit; and provided, further, that no Canadian Letter of Credit may be issued, amended or extended in a currency other than Dollars or Canadian Dollars or, subject to the approval of the applicable Canadian L/C Issuer, any Approved Foreign Currency. Each request by the Borrower Representative on behalf of the Parent Borrower for the issuance or amendment of a Canadian Letter of Credit shall specify if such Canadian Letter of Credit is proposed to be issued for the account of any of the Foreign Subsidiaries of the Canadian Borrower and, if so, shall list the names of such Foreign Subsidiaries, and shall be deemed to be a representation by the Borrower Representative that the Canadian L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.”

(iii) Section 2.03(a)(iv)(D) of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“(D) such Letter of Credit is to be denominated in a currency other than (1) in the case of a U.S. Letter of Credit, Dollars (except as provided by Section 2.03(a)(i)) or (2) in the case of Canadian Letters of Credit, Dollars or Canadian Dollars (except as provided in Section 2.03(a)(ii)); or”

(iv) Section 2.03(c)(i) of the Credit Agreement is hereby amended by deleting such Section and replacing it with the following:

“(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Representative and the Administrative Agent thereof. Not later than 11:00 A.M. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, such L/C Issuer shall notify the Administrative Agent who shall promptly notify each Appropriate Lender under the applicable Facility of the Honor Date, the Dollar Equivalent of the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Adjusted Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving

Credit Borrowing of Base Rate Loans (in the case of U.S. Letters of Credit) or Canadian Base Rate Loans (in the case of Canadian Letters of Credit denominated in Dollars) or Canadian Prime Rate Loans (in the case of Canadian Letters of Credit denominated in Canadian Dollars or an Approved Currency) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the case of a Letter of Credit denominated in Dollars, the applicable Borrower shall reimburse the applicable L/C Issuer in Dollars. In the case of a Letter of Credit denominated in Canadian Dollars, the applicable Borrower shall reimburse the applicable L/C Issuer in Canadian Dollars unless the Borrower Representative shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse such L/C Issuer in Dollars. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the applicable Borrower shall reimburse the applicable L/C Issuer in such Approved Foreign Currency unless the Borrower Representative shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars or an Approved Foreign Currency, the applicable L/C Issuer shall notify the applicable Borrower and Administrative Agent of the Dollar Equivalent of the amount of the drawing promptly following the reasonable determination thereof.”

(v) Section 2.03(d)(i) of the Credit Agreement is hereby amended by inserting immediately prior to the period appearing at the end of such clause the following: “(or the Dollar Equivalent thereof)”.

(vi) Section 2.03(g) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid or reimbursed in accordance with Section 2.03(c), or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all applicable L/C Obligations in an amount equal to 105% of the L/C Obligations (in the case of L/C Obligations relating to Letters of Credit denominated in an Approved Foreign Currency) or 100% of the other L/C Obligations. Sections 2.04 and 8.02(iii) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Agreement and the other Loan Documents and notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (in Dollars or an Approved Foreign Currency reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) an amount equal to 105% of the L/C

Obligations relating to Letters of Credit denominated in an Approved Foreign Currency or 100% of the other L/C Obligations, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuers (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. Each applicable Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo Bank, the Canadian Reference Bank or such other commercial bank to which the Administrative Agent may consent in its sole discretion. If at any time the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (or such other commercial bank to which the Administrative Agent has consented as described in the preceding sentence) or that the total amount of such funds is less than the aggregate Outstanding Amount of all applicable L/C Obligations (or, in the case of any L/C Obligations relating to Letters of Credit denominated in an Approved Foreign Currency, 105% of such aggregate Outstanding Amount of such L/C Obligations), the Borrowers will, within one Business Day of demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount of L/C Obligations (or, in the case of any L/C Obligations relating to Letters of Credit denominated in an Approved Foreign Currency, 105% of such aggregate Outstanding Amount of such L/C Obligations), over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.”

(vii) Section 2.03(l) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, one or more of Subsidiaries of a Loan Party, the applicable Borrower shall be a co-applicant and shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of one or more Subsidiaries of a Loan Party inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.”

(viii) Section 2.03(m) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“(m) Reporting. Each L/C Issuer other than Wells Fargo Bank will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week and the currency in which such Letters of Credit are denominated, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of

Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension and the currency in which such Letters of Credit are denominated (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date, currency and amount of such L/C Disbursement and (iv) on any Business Day on which any Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure and the currency of such L/C Disbursement.”

(c) Secured Cash Management Agreements and Secured Hedge Agreements. Section 9.11 of the Credit Agreement is hereby amended by adding the following immediately after the period appearing at the end of such section.

“If any Loan Party or any Subsidiary of a Loan Party enters into any Secured Cash Management Agreement or any Secured Hedge Agreement, the Parent shall, prior to the date such Loan Party or Subsidiary enters into such Secured Cash Management Agreement or Secured Hedge Agreement, irrevocably notify the Administrative Agent in writing whether such Secured Cash Management Agreement is a Canadian Secured Cash Management Agreement or a U.S. Secured Cash Management Agreement, whether such Secured Hedge Agreement is a Canadian Secured Hedge Agreement or a U.S. Secured Hedge Agreement, and whether the Finance Obligations arising under or in connection with such Secured Cash Management Agreement or Secured Hedge Agreement will constitute Canadian Finance Obligations or U.S. Finance Obligations. If the Parent fails to give such notice to the Administrative Agent in accordance with the immediately preceding sentence, then the Administrative Agent shall have the right to determine whether such Secured Cash Management Agreement is a Canadian Secured Cash Management Agreement or a U.S. Secured Cash Management Agreement, whether such Secured Hedge Agreement is a Canadian Secured Hedge Agreement or a U.S. Secured Hedge Agreement, and whether the Finance Obligations arising under or in connection with such Secured Cash Management Agreement or Secured Hedge Agreement constitute Canadian Finance Obligations or U.S. Finance Obligations.”

(d) Events of Default.

(i) Section 8.1(f) of the Credit Agreement is hereby amended by deleting the phrase “Any Loan Party or any Restricted Subsidiary thereof” and replacing it with “Any Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary)”.

(ii) Section 8.1(g) of the Credit Agreement is hereby amended by deleting the reference to “Any Loan Party or any Restricted Subsidiary thereof” and replacing it with “Any Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary)”.

(e) Resignation as an L/C Issuer after Assignment. Section 10.06(g) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“(g) Resignation as an L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time (i) Wells Fargo Bank or any other Revolving Credit Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b) or (ii) after giving effect to the resignation of a U.S. L/C Issuer or Canadian L.C. Issuer, there shall remain at least one U.S. L/C Issuer or One Canadian L/C Issuer, respectively, Wells Fargo Bank (and/or Toronto Dominion Bank, as applicable) or such other Revolving Credit Lender may, upon 10 days’ notice to the Borrower Representative and the Revolving Credit Lenders, resign as U.S. L/C Issuer and/or Canadian L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower Representative shall be entitled to appoint from among the Revolving Credit Lenders one or more successor L/C Issuers hereunder; provided, however, that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of Wells Fargo Bank (and/or Toronto Dominion Bank, as applicable) or such other Revolving Credit Lender as an L/C Issuer. If Wells Fargo Bank (and/or Toronto Dominion Bank, as applicable) or such other Revolving Credit Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which remain outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer and remaining outstanding at the time of such succession or make other arrangements reasonably satisfactory to Wells Fargo Bank or such other Revolving Credit Lender to effectively assume the obligations of Wells Fargo Bank (and/or Toronto Dominion Bank, as applicable) or such other Revolving Credit Lender with respect to such Letters of Credit.”

3. Representations and Warranties. Each Borrower and Canadian Guarantor, jointly and severally, represents and warrants to Revolving Credit Lenders as follows:

(a) the execution, delivery and performance by each Loan Party of this Amendment No. 1 and each other document, instrument or agreement executed by each Loan Party in connection herewith (collectively, with this Amendment No. 1, the “Amendment Documents”) to which such Person is party has been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and does not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, (A) any Contractual Obligation to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except in each case for such violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) violate any Law, except in each case for such violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b) no approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Amendment Document to which it is a party, except for those approvals, consents, exemptions, authorizations or other actions by, or notices to or filings with, any Governmental Authority or any other Person as have been obtained as of the Amendment No. 1 Effective Date;

(c) Each Amendment Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party. Each Amendment Document to which any Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law); and

(d) both before and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred and is continuing.

4. Conditions Precedent. This Amendment No. 1 shall become effective on the first date upon which each of the following conditions precedent has been satisfied:

(a) Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to Administrative Agent:

(i) This Amendment No. 1, duly executed and delivered by Borrowers, Canadian Guarantor, Required Revolving Lenders and L/C Issuer;

(ii) (A) an amendment to the U.S. Security Agreement and (B) an amendment to the Canadian Security Agreement, in each case duly executed and delivered by the parties thereto; and

(iii) (A) an amendment to the U.S. Guaranty and (B) an amendment to the Canadian Guaranty, in each case duly executed and delivered by the parties thereto;

(b) no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment No. 1.

5. General.

(a) Effect of this Amendment. Except as expressly provided herein or in the other Amendment Documents, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

(b) Governing Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(c) Binding Effect. This Amendment No. 1 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d) Counterparts, etc. This Amendment No. 1 may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single amendment. This Amendment No. 1 and the other Amendment Documents shall constitute the entire agreement among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(e) Consent to Amendments. By signing below, the Required Revolving Lenders hereby consent to the Amendment Documents described in Section 4 hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

MASONITE INTERNATIONAL
CORPORATION

By:	/s/ Joanne Freiberger
Name: Joanne Freiberger
Title: Vice President and Treasurer

MASONITE CORPORATION

By:	/s/ Joanne Freiberger
Name: Joanne Freiberger
Title: Vice President and Treasurer

MASONITE PRIMEBOARD, INC.

By:	/s/ Joanne Freiberger
Name: Joanne Freiberger
Title: Vice President and Treasurer

FLORIDA MADE DOOR CO.

By:	/s/ Joanne Freiberger
Name: Joanne Freiberger
Title: Vice President and Treasurer

LES PORTES BAILLARGEON INC.

By:	/s/ Joanne Freiberger
Name: Joanne Freiberger
Title: Vice President and Treasurer

Amendment No. 1 to Credit Agreement (Masonite)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and a U.S. Revolving Credit Lender

By:	/s/ Matt Mouledous
Name: Matt Mouledous
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Revolving Credit Lender

By:	/s/ Matt Mouledous
Name: Matt Mouledous
Title: Vice President

Amendment No. 1 to Credit Agreement (Masonite)

BANK OF AMERICA, N.A., as a U.S. Revolving Credit Lender

By:	/s/ Steven L. Hipsman
Name: Steven L. Hipsman
Title: Senior Vice President

BANK OF AMERICA, N.A. CANADIAN BRANCH, as a Canadian Revolving Credit Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Amendment No. 1 to Credit Agreement (Masonite)